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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                  July 12, 2004
                        (Date of earliest event reported)


                         GRIFFIN LAND & NURSERIES, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                              0-29288               06-0868496
--------                              -------               ----------
(State or other jurisdiction         (Commission            (IRS Employer
   of incorporation)                  File Number)          Identification No.)


ONE ROCKEFELLER PLAZA, NEW YORK, NEW YORK                         10020
-----------------------------------------                         -----
(Address of principal executive offices)                          (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE             (212)218-7910
                                                               -------------


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Item 7.          Financial Statements and Exhibits
-------          ---------------------------------

          Exhibit 99.1: Registrant's July 12, 2004 Press Release (attached hereto.)



Item 12.     Results of Operations and Financial Condition
--------     ---------------------------------------------

On July 12, 2004 the Registrant issued a press release announcing its results of operations for its 2004 second quarter. Attached as Exhibit 99.1 to the report is the Registrant's July 12, 2004 Press Release, which is incorporated herein by reference.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GRIFFIN LAND & NURSERIES, INC.


                              /s/  Anthony J. Galici
                              ----------------------
                              Anthony J. Galici
                              Vice President, Chief Financial Officer and
                              Secretary

Dated:  July 12, 2004


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NEWS FROM:                                             Exhibit 99.1
                                                       ------------

GRIFFIN LAND & NURSERIES, INC.               CONTACT:
                                             ANTHONY GALICI
                                             CHIEF FINANCIAL OFFICER
                                             (860) 653-4541

GRIFFIN ANNOUNCES SECOND QUARTER RESULTS
----------------------------------------

NEW YORK, NEW YORK (JULY 12, 2004) GRIFFIN LAND & NURSERIES, INC. (NASDAQ: GRIF) ("GRIFFIN")today reported 2004 second quarter operating profit of $303,000 on net sales and other revenue of $22,265,000 as compared to operating profit of $1,835,000 on net sales and other revenue of $21,863,000 for the 2003 second quarter. For the 2004 six month period, Griffin reported an operating loss of ($1,094,000) on net sales and other revenue of $25,360,000 as compared to an operating profit of $345,000 on net sales and other revenue of $24,964,000 for the 2003 six month period. The 2004 operating results of Griffin's businesses do not include the gain on the sale (see below) of Griffin's investment in Centaur Communications, Ltd. ("Centaur").

     The lower operating results in the 2004 second quarter and six month period principally reflect lower operating results at Imperial Nurseries, Inc. ("Imperial"), Griffin's landscape nursery business and higher corporate general and administrative expenses. The lower operating results of Imperial were due to higher costs of goods sold as a percentage of net sales in the 2004 periods, reflecting increased shipping and delivery expenses and higher inventory costs. Griffin's corporate general and administrative expenses were higher in the 2004 second quarter and six month periods due principally to the writeoff of unamortized debt issuance costs as a result of terminating early its revolving credit agreement. Griffin repaid the entire amount outstanding ($18.4 million) under its credit agreement in the 2004 second quarter with a portion of the cash proceeds from the sale (see below) of its equity investment in Centaur. Operating results of Griffin's Connecticut and Massachusetts based real estate division, Griffin Land, were slightly lower in the 2004 second quarter and six month period versus the comparable 2003 periods. Market activity in the real estate market in which Griffin Land's properties are located has increased in the current year as compared to last year, although the full benefit of this is not yet reflected in reported results. Griffin Land has recently leased approximately 54,000 square feet of its newly built 117,000 square foot industrial building, approximately 16,000 square feet of an office building that was completed in 2002 but not yet leased and entered into new leases for previously leased space covering approximately 25,000 square feet since the start of the 2004 fiscal year.

     The 2004 second quarter and six month period include a $51.1 million pretax gain and a $1.1 million foreign currency exchange gain as a result of completing the previously announced sale of Griffin's investment in Centaur, a publishing company based in the United Kingdom. Principally as a result of the gain on this transaction, Griffin reported 2004 second quarter net income of $34,807,000 and basic and diluted net income per share of $7.10 and $6.79, respectively, as compared to 2003 second quarter net income of $486,000 and basic and diluted net income per share of $0.10. For the 2004 six month period, Griffin reported net income of $33,403,000 and basic and diluted net income per share of $6.83 and $6.58, respectively, as compared to a net loss of ($1,166,000) and a basic and diluted net loss per share of ($0.24) for the 2003 six month period.

     The sale of Centaur and the related foreign currency exchange gain generated cash proceeds of $70 million, after transaction expenses of $1.5 million. Griffin also received 6.5 million shares of common stock of Centaur Holdings, PLC ("Centaur Holdings"), the buyer company. In connection with this transaction, Centaur Holdings completed an initial public offering of its common stock and is now trading on the Alternative Investment Market of the London Stock Exchange. By agreement, Griffin is prohibited from selling its Centaur Holdings common stock for six months after the transaction. After using a portion of the cash proceeds to repay the entire amount outstanding under its revolving credit agreement and for income tax payments, the balance of the proceeds are expected to be used for additional real estate investment, however, there are no specific real estate investments planned at this time. Such investment may or may not occur based on many factors, including real estate pricing.

     Forward-Looking Statements:
     This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.


                                               Griffin Land & Nurseries, Inc.
                                         Consolidated Condensed Statement of Operations
                                         (amounts in thousands, except per share data)

                                       Second Quarter Ended,                    Six Months Ended,
                                       --------------------                     -----------------
                                 May 29, 2004        May 31, 2003        May 29, 2004        May 31, 2003
                                 ------------        ------------        ------------        ------------

Net sales and other revenue:
Landscape nursery business. . .  $     19,125        $     19,042        $     19,547        $    19,316
Real estate business. . . . . .         3,140               2,821               5,813              5,648
                                 ------------        ------------        ------------        -----------
Total net sales and
other revenue . . . . . . . . .        22,265              21,863              25,360             24,964
                                 ------------        ------------        ------------        -----------

Operating profit (loss):
Landscape nursery business. . .           899               1,792                  26                556
Real estate business. . . . . .           335   (1)           442   (1)           354   (1)          641   (1)
General corporate expense . . .          (931)               (399)             (1,474)              (852)
                                 ------------        ------------        ------------        -----------
Total operating profit (loss)             303               1,835              (1,094)               345

Gain on sale of Centaur
Communications, Ltd. . . . . . .       51,107                   -              51,107                  -
Foreign currency exchange gain.         1,070                   -               1,070                  -
Interest expense, net. . . . . .         (525)  (2)          (678)  (2)        (1,226)  (2)       (1,294)  (2)
                                 ------------        ------------        ------------        -----------
Income (loss) before taxes . . .       51,955               1,157              49,857               (949)

Income tax provision (benefit) .       17,565                 403              16,782               (341)
                                 ------------        ------------        ------------        -----------
Income (loss) before
equity investment . . . . . . .        34,390                 754              33,075               (608)

Income (loss) from
equity investment . . . . . . .           417                (268)                328               (558)  (3)
                                 ------------        ------------        ------------         ----------

Net income (loss) . . . . . . .  $     34,807        $        486        $     33,403             ($1,166)
                                 ============        ============        ============         ============

Basic net income (loss)
per common share. . . . . . . .  $       7.10        $       0.10        $       6.83              ($0.24)
                                 ============        ============        ============         ============
Diluted net income (loss)
per common share (3). . . . . .  $       6.79        $       0.10        $       6.58              ($0.24)
                                 ============        ============        ============         ============
Weighted average common shares
outstanding for computation of
basic per share results . . . .         4,899               4,874               4,889                4,869
                                 ============        ============        ============         ============
Weighted average common shares
outstanding for computation of
diluted per share results . . .         5,122               4,929               5,068                4,869
                                 ============        ============        ============         ============


((1) Includes depreciation and amortization expense, principally related to real estate properties, in the 2004 second quarter and 2004 six month period of $0.8 million and $1.6 million, respectively, as compared to depreciation and amortization expense in the 2003 second quarter and 2003 six month period of $0.7 million and $1.5 million, respectively.

(2) Includes interest on nonrecourse mortgages of certain real estate properties in the 2004 second quarter and 2004 six month period of $0.6 million and $1.2 million, respectively, as compared to interest on nonrecourse mortgages in the 2003 second quarter and 2003 six month period of $0.6 million and $1.1 million, respectively.

(3) Includes the effect of stock options outstanding at Griffin's equity investee, Centaur, prior to the sale of that investment.
